Exhibit 99.1

FAIRMOUNT SANTROL COMPLETES DEBT REFINANCING WITH A NEW $700 MILLION, 5-YEAR TERM LOAN FACILITY AND SECURES A NEW $125 MILLION, 5-YEAR REVOLVING CREDIT FACILITY

11/01/2017

CHESTERLAND, Ohio, Nov. 01, 2017 (GLOBE NEWSWIRE) — Fairmount Santrol (NYSE:FMSA), a leading provider of high-performance sand and sand-based product solutions, today announced it entered into a new Term Loan B credit facility to refinance its existing Term Loan B credit facilities and also secured a new revolving credit facility resulting in extended maturities. As part of the refinancing, the Company used cash on hand to continue to reduce its overall debt. The new Term Loan B credit facility retains the minimal covenant features of the Company’s previous loans.

As of September 30, 2017, the Company’s outstanding Term B-2 Loans and Extended Term B-1 Loans balance was $781.4 million, which is net of $1.3 million from the original issue discount. The Company entered into an agreement for a new $700 million, 5-year Senior Secured Term Loan B (the “Term Loan B”) and a new $125 million, 5-year asset-based revolving credit facility (the “ABL Revolver”) to refinance the majority of its existing Term B-2 Loans and Extended Term B-1 Loans. The remaining $82.7 million in Term B-2 Loans and Extended Term B-1 Loans were paid off by using $32.7 million of cash on hand and $50 million that the Company borrowed upon closing the new ABL Revolver. The Company also expects to incur approximately $8 million for cash fees and other costs associated with the refinancing in the fourth quarter 2017. In addition, the Company expects to book a non-cash write-off of part or all of the deferred financing fees associated with the prior term loans and revolving credit facility in the fourth quarter 2017. Pro forma total debt following the refinancing is expected to be $752.9 million versus $794.5 million as of September 30, 2017.

The new Term Loan B will mature in the fourth quarter of 2022 and will bear interest at an annual rate of LIBOR plus 6.0% with a LIBOR floor of 1.0%. The Term Loan B has annual principal amortization payments of 2.5%, or $17.5 million, for the first half of the term and 5%, or $35 million, for the second half of the term, to be paid in quarterly installments with the balance payable at the maturity date. The new Term Loan B credit facility does not have any financial maintenance covenants and has an option to increase the facility by $50 million.

The new ABL Revolver, which expires in the fourth quarter of 2022, has a borrowing capacity of up to $125 million, based on a percentage of eligible accounts receivable and inventory balances, with an option to increase the facility by $50 million. The ABL Revolver is secured primarily by accounts receivable and inventory, and the Term Loan B primarily by the remaining assets. The ABL Revolver will initially bear interest at an annual rate of LIBOR plus 1.75%, with the borrowed balance payable at the maturity date. This rate will adjust based on availability under the facility with an upper limit of LIBOR plus 2.0%. The ABL Revolver replaces the Company’s existing $100 million revolving credit facility, and is expected to provide more liquidity for the Company.

Barclays acted as the Lead Arranger, Sole Bookrunner and Administrative Agent on the Term Loan B refinancing transaction. PNC Capital Markets LLC was the Lead Arranger, Sole Bookrunner and Administrative Agent for the ABL Revolver.

At the time of the refinancing, the Company’s Corporate Family Rating from Moody’s was B3 with a stable outlook, reflecting a recent upgrade from Caa1 with a positive outlook. S&P and Fitch both reiterated their ratings of B- with a stable outlook.

Michael Biehl, Executive Vice President and Chief Financial Officer, commented, “We are pleased to have completed this refinancing prior to the end of 2017, meeting our previously stated goal. This successful debt refinancing is the next phase in our measured approach to improve Fairmount Santrol’s capital structure and reduce the Company’s total debt levels.”

Fairmount Santrol will provide more details of the refinancing transaction during its third-quarter earnings conference call that will be held on November 2, 2017, at 10:00 a.m. Eastern Time. Investors are invited to listen to a live audio webcast of the conference call by visiting the Investor Relations section of the Company’s website, FairmountSantrol.com. The call can also be accessed live by dialing (833) 287-7902 or, for international callers, (647) 689-4466. The conference ID for the call is 95267930.

About Fairmount Santrol

Fairmount Santrol is a leading provider of high-performance sand and sand-based product solutions used by oil and gas exploration and production companies to enhance the productivity of their wells. The Company also provides high-quality products, strong technical leadership and applications knowledge to end users in the foundry, building products, water filtration, glass, and sports and recreation markets. Its expansive logistics capabilities include a wide-ranging network of distribution terminals and railcars that allow the Company to effectively serve customers wherever they operate. As one of the nation’s longest continuously operating mining organizations, Fairmount Santrol has developed a strong commitment to all three pillars of sustainable development, People, Planet and Prosperity. Correspondingly, the Company’s motto and action orientation is: “Do Good. Do Well.” For more information, visit FairmountSantrol.com.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include: changes in prevailing economic conditions, including continuing pressure on and fluctuations in demand for, and pricing of, our products; loss of, or reduction in business from the Company’s largest customers or their failure to pay the Company; possible adverse effects of being leveraged, including interest rate, event of default or refinancing risks, as well as potentially limiting the Company’s ability to invest in certain market opportunities; the level of cash flows generated to provide adequate liquidity; our ability to successfully develop and market new products, including Propel SSP® and related products; our rights and ability to mine our property and our renewal or receipt of the required permits and approvals from government authorities and other third parties; our ability to implement and realize efficiencies from capacity expansion plans, facility reactivation and cost reduction initiatives within our time and budgetary parameters; increasing costs or a lack of dependability or availability of transportation services or infrastructure and geographic shifts in demand; changing legislative and regulatory initiatives relating to our business, including environmental, mining, health and safety, licensing, reclamation and other regulation relating to hydraulic fracturing (and changes in their enforcement and interpretation); silica-related health issues and corresponding litigation; seasonal and severe weather conditions; and other operating risks that are beyond our control.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Fairmount Santrol Holdings Inc.’s filings with the Securities and Exchange Commission (“SEC”). The risk factors and other factors noted in our filings with the SEC could cause our actual results to differ materially from those contained in any forward-looking statement.

Investor contacts:

Indrani Egleston

440-214-3219

Indrani.Egleston@fairmountsantrol.com

Matthew Schlarb

440-214-3284

Matthew.Schlarb@fairmountsantrol.com

Source: Fairmount Santrol

3